Exhibit 99.1

CONTACT:	Andy Weaver
Controller and Chief Accounting Officer
Universal Hospital Services, Inc.
(952) 893-3248

Universal Hospital Services, Inc. to Present at the JPMorgan Annual

Healthcare Conference

EDINA, Minn.—(BUSINESS WIRE)—Jan. 10, 2006—Universal Hospital Services, Inc., a leader in medical equipment lifecycle services, today announced that President and CEO, Gary Blackford, will present at the JPMorgan Annual Healthcare Conference in San Francisco, CA on Wednesday, January 11, 2006, at 4:30 P.M. Eastern Standard Time. In addition, the company also announced that Senior Vice-President and CFO, Rex Clevenger will present at the JPMorgan High Yield Conference in New York, NY during the week of February 6.

The presentation used to facilitate the discussions can be accessed by visiting the company’s website, www.uhs.com and clicking on “Financials” and then on “Presentations.”

About Universal Hospital Services, Inc.

Based in Edina, Minnesota, Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 75 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.

7700 France Avenue South

Suite 275

Edina, MN 55435-5228

952-893-3200